EXHIBIT 10.1

               EMPLOYMENT AGREEMENT WITH RAYMOND L. BRICKNER III
                            DATED FEBRUARY 26, 2007





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                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of the 26th day of February, 2007, by and between Tower Tech Holdings, Inc., a Nevada corporation ("TOWER TECH") and Raymond L. Brickner, III, President and Chief Operating Officer ("President").

                                    RECITALS

         TOWER TECH is a Nevada corporation which operates a wind support structure fabrication and production business in the City of Manitowoc, Wisconsin.

          The President is qualified, among other things, to manage and control the business through supervising production, administration and management personnel; oversee the purchase and integration of additional machinery and equipment and increase production from current levels to four hundred and fifty
(450) or more wind support structures per year, President is also able to assist TOWER TECH to become more efficient in its operations through implementing new programs, improving production facilities and recruiting qualified personnel, and pursue and do those other things necessary as directed by TOWER TECH; and

         It is the desire of the parties to enter into an employment agreement for the purpose of establishing the terms and conditions of the employment of President by TOWER TECH.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

         I.       EMPLOYMENT

                  1.1 OFFER AND ACCEPTANCE. TOWER TECH hereby offers to employ President and President hereby accepts employment to serve as a President in the business operated by TOWER TECH on an uninterrupted basis unless and until terminated as provided herein, subject to and in accordance with the terms and conditions set forth in this Agreement.

                  1.2 PRESIDENT'S DUTIES. President's principal duties are to provide the services to TOWER TECH as enumerated on exhibit "A" attached hereto, and as may be amended from time to time, and those duties as designated by TOWER TECH. President agrees to perform his services as directed by TOWER TECH. President will perform all duties required by the attached job description and advise to the administrative policies existing now or as amended from time to time.

                  1.3 PRESIDENT TO DEVOTE FULL-TIME AND BEST EFFORTS. President shall devote his time, attention, effort, skill and energies to the performance of the duties hereunder on a full-time and exclusive basis. It is the policy of TOWER TECH that any employee of TOWER TECH shall not engage in any outside activity which TOWER TECH determines reflects negatively on TOWER TECH or creates an appearance of a conflict of interest, without TOWER TECH's prior written consent. President acknowledges and agrees to comply with this policy.


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                  1.4    CONDUCT. President shall exercise his own professional
judgment in dispensing his duties provided, however, that TOWER TECH's Officers and/or Board of Directors may recommend, review, amend and revise policies and procedures for TOWER TECH personnel.

        II.       TERM.

                  2.1 The term of this Agreement shall commence on or about March 1, 2007. The length of said term shall terminate on or about February 28, 2010 subject to the provisions contained in Section VI hereof. In order for the President's term to commence March 1, 2007, President shall first comply with the provisions contained in Section III.

         III.     REQUIREMENTS

                  3.1 RESIDENCE REQUIREMENT. As an express condition of employment, President shall be a resident of Manitowoc County.

                  3.2    PRESIDENT REQUIREMENTS.   Left blank to fill in with
additional requirements for President to fulfill.

                  3.3 ADDITIONAL REQUIREMENTS. As an express condition of employment, President shall maintain certification in all disciplines and professional associations necessary to fulfill his duties. TOWER TECH will pay for all course fees and materials.

                  3.4 LICENSURE/BACKGROUND. As an express condition of employment, as and to the extent required by TOWER TECH and the State of Wisconsin, President shall meet all requirements of TOWER TECH and the State of Wisconsin for the position, submit education records as requested by TOWER TECH, results of a physical and/or psychological examination/evaluation, drug and/or alcohol testing as requested by TOWER TECH; cooperate with any person or entity performing a background check on President; or any other requirements as reasonably requested by TOWER TECH.

         IV.      COMPENSATION

                  4.1 COMPENSATION. For all services rendered by President pursuant to this Agreement, TOWER TECH shall pay President a base salary of One hundred fifty thousand and 00/100ths Dollars ($150,000.00) per year for one (1) year. TOWER TECH will pay supplemental and bonus compensation to the President as the parties may mutually agree and as may be commensurate with industry standards, including stock options, stock bonus plans and the like as may be offered by the company to its executives.

                  4.2 PROFESSIONAL DEVELOPMENT. TOWER TECH will provide President funds for professional development during the term of this agreement. The availability and use of said funds shall be upon request of President and approved at the sole discretion of the members and/or Board of Directors.


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                  4.3    BENEFITS. President is entitled to receive benefits as
follows:

                         4.3.1 Health insurance and associated benefits as offered by the company;

                         4.3.2 Vacation and personal leave time as may be mutually agreed and as is commensurate with industry standards.

                         4.3.3 Vehicle allowance as may be agreed upon by the parties, not to exceed $1,000.00 per month.

         V.       OBLIGATIONS OF PRESIDENT

                  5.1 STANDARD OF PERFORMANCE. President shall provide the services specified in Article I of this Agreement within the limits of his training and experience. President shall follow all procedures outlined in TOWER TECH EMPLOYEES MANUAL as amended by TOWER TECH, as well as Job Description.

                  5.2 PRESIDENT CONDUCT. President shall at all times during his employment by TOWER TECH: (1) comply with all TOWER TECH employment policies applicable to President; (2) comply with all reasonable directions and orders of TOWER TECH; and (3) not use or disclose, except at TOWER TECH's direction, any confidential information relating to TOWER TECH or any students of TOWER TECH, except that information that may be disclosed in accord with the provisions of the Wisconsin Statutes and Section 5.4 of this Agreement.

                  5.3 CONFIDENTIALITY. President acknowledges that in the course of his employment with TOWER TECH, President will regularly receive and assist in compiling valuable confidential information about TOWER TECH programs, business practices and plans ("Confidential Information"). President recognizes that all such Confidential Information is the property of TOWER TECH, and that during and for two (2) years after the termination of his employment, or for so long as the Confidential Information does not become public knowledge through no fault of President, whichever is shorter, President will not use, disclose or reproduce Confidential Information under circumstances that could forseeably result in use of the Confidential Information in competition with TOWER TECH in Manitowoc, Sheboygan, Brown, Kewaunee or Door Counties, Wisconsin. This provision does not restrict President's use of Confidential Information for the purpose of fulfilling President's obligations under this Agreement or as otherwise directed by TOWER TECH. President shall not have any rights to such Confidential Information or to copies thereof except as may be required by law or by contract.

                  5.4 RECORDS. President shall prepare all records in accordance with TOWER TECH procedures as amended from time to time. All TOWER TECH records are confidential and may not be disclosed by President without the appropriate authorization by TOWER TECH.


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         VI.      TERMINATION

                  6.1 TERMINATION. This Agreement may terminate at the option of TOWER TECH if any of the following events occur:

                         6.1.1    By TOWER TECH or with TOWER TECH's consent by
a majority vote of the members of TOWER TECH's or their Board of Directors, without cause, if it shall provide written notice to President at least thirty
(30) days prior to the date of termination.

                         6.1.2    At any time upon the mutual written agreement
of the parties.

                         6.1.3    By either party, upon the material breach or
violation of the terms of this Agreement by the other party, provided the breaching party has been given written notice specifying the nature of the breach or violation and a period of thirty (30) days in which to cure such breach or violation, except that TOWER TECH may immediately terminate President (and/or exercise its rights under Section 6.1.1 hereof):

                                  (a)   Reserved;

                                  (b)   Except as permitted by law, if it is
concluded that President has made any false and derogatory statements about or concerning TOWER TECH or any of their members or board members;

                                  (c)   Upon a finding by a court of law or the
TOWER TECH Board of Directors or members that President is guilty of fraud, dishonesty or this acts of misconduct in the rendering of services for TOWER TECH; or

                         6.1.4    Upon the death or permanent total disability
of President.

                         6.1.5    President shall not be entitled to payment for
unused vacation time or sick leave in the event of termination.

         VII.     RESTRICTIVE COVENANT

                  7.1 COVENANT NOT TO COMPETE AND NOT TO SOLICIT. President recognizes that TOWER TECH has and is investing much time, effort and funds in helping President develop certain management and training programs as well as the growth and development of the business and that TOWER TECH would incur significant damage if President were allowed to compete with TOWER TECH after receiving such assistance and before TOWER TECH has a reasonable opportunity to recruit another President to develop a similar management and growth models and methods. Therefore, President agrees that upon termination of his employment with TOWER TECH for any reason, and for a period of two (2) years thereafter, he shall not:

                         (a)      own, operate, finance, control consult or
advise participate in the ownership, management or control of , work for or acquire any securities of any entity, firm,


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business, activity or enterprise
which is engaged in the business of fabricating or producing wind energy support structures, both for himself and/or others, located anywhere within United States for two (2) years. President shall be permitted to participate in activities with RBA, Inc., so long as those activities do not interfere with his duties at Tower Tech, nor compete with Tower Tech's product lines, including manufacturing of wind towers, support structures and/or any other Tower Tech related components.. And

                         (b)      solicit customers or clients within the United
States, regardless of the location from which the President is soliciting, during such two (2) year period.

                         (c)      Solicit or seek to cause any employee of TOWER
TECH or any of its subsidiaries or affiliates, independent contractor contracted with TOWER TECH or such subsidiaries or affiliates, as President or President's assistant or otherwise modify his or his employment or contractual relationship with the TOWER TECH or such subsidiary or affiliate for the purpose of entering into an employment, contractual or other relationship with President or any entity, firm, business, activity or enterprise with which President is directly or indirectly affiliated.

                  7.2 In the event TOWER TECH is forced to employ legal counsel to enforce the obligations imposed on President under Section 7 in any court of law, President shall reimburse and indemnify TOWER TECH for the actual costs incurred by TOWER TECH in said enforcement, including but not limited to attorneys fees at the actual hourly rate customarily charged by TOWER TECH's counsel for the time reasonably spent in enforcement activity.

         VIII.    MISCELLANEOUS

                  8.1 ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between or affecting President and President's relationship with TOWER TECH. Anything not set forth herein or specifically referenced herein shall have no force or effect.

                  8.2 WRITTEN SIGNED AGREEMENT. Presentation of this Agreement to President does not constitute an offer or commitment. There is only a commitment for employment if and when a written employment agreement is signed by TOWER TECH and President. President acknowledges there is no basis to rely on oral statements or an unsigned draft of a written document. President recognizes and agrees all agreements concerning employment of President by TOWER TECH are in writing, signed by the parties. This Agreement may only be amended in writing and in a document signed by both parties.

                  8.3 VENUE. Any controversy arising under, or relating to any matter under Section 7 shall be determined by the Wisconsin Circuit Court for Manitowoc County, or in the event of an appeal, or petition for review by certiorari, by such court having jurisdiction to review the decisions of the Wisconsin Circuit for Manitowoc County, and the parties agree not to present any such controversy to any other court or forum, or in any other venue. The parties consent to the jurisdiction of the Wisconsin Circuit Court for Manitowoc County, to the fullest extent permitted by law, President agrees to a trail by the court (with a judge as finder of fact) with respect to any dispute involving this Agreement.





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                  IN WITNESS WHEREOF, this Employment Agreement, consisting of six (6) typewritten pages, has been executed by the parties as of the date first above recorded.


                                        PRESIDENT

                                         /s/ RAYMOND L. BRICKNER, III
                                        ----------------------------------------
                                        *RAYMOND L. BRICKNER, III

                                        TOWER TECH HOLDINGS, INC.

                                         /s/ SAMUEL FAIRCHILD
                                        ----------------------------------------
                                        *SAMUEL FAIRCHILD
                                        ITS: CHIEF EXECUTIVE OFFICER

DRAFTED BY:
Attorney Terence P. Fox
Kummer, Lambert & Fox, LLP
927-A South Eighth Street
Manitowoc, WI 54221-1180
(920) 683-5499